Exhibit 99.(a)(1)(E)

NVIDIA CORPORATION

(the “Company”)

Paper Election Form

To NVIDIA Corporation:

I am currently employed by the Company (or one of its subsidiaries). I have received offering materials from the Company that were filed with the Securities and Exchange Commission on Schedule TO on February 11, 2009, describing the Company’s offer to purchase certain stock options in exchange for the right to receive cash payment (the “Offering Materials”). I have read the Offering Materials and hereby certify that I am the holder of Eligible Options (as defined in the Offering Materials) and that I am an Eligible Participant (as defined in the Offering Materials). In addition, I have reviewed the list of my Eligible Options and understand that, by participating in the repurchase offer, I agree to sell certain of these Eligible Options (as indicated below).

In return for my Eligible Option(s), I understand the Company will pay me a total cash payment, less tax withholdings, which is conditioned on my continued employment with the Company (or one of its subsidiaries) through the scheduled offering termination date, March 11, 2009, and subject to certain other conditions described in the Offering Materials.

For purposes of participating in the repurchase offer, I hereby agree to sell my Eligible Option(s) as indicated below to the Company by my check in the “Yes” box in the “Tender Entire Eligible Option” column. I understand that such Eligible Option(s) will be cancelled as of the date that the offer expires and any Eligible Options are accepted by the Company. You must tender options on a grant by grant basis. You cannot sell a portion of a grant.

Grant ID	Grant Date	Grant /Exercise Price (USD)	Eligible Options	Tender Entire Eligible Option
☐ Yes, tender Eligible Option ☐ No, retain Eligible Option
☐ Yes, tender Eligible Option ☐ No, retain Eligible Option
☐ Yes, tender Eligible Option ☐ No, retain Eligible Option
☐ Yes, tender Eligible Option ☐ No, retain Eligible Option
☐ Yes, tender Eligible Option ☐ No, retain Eligible Option
☐ Yes, tender Eligible Option ☐ No, retain Eligible Option

I hereby elect to participate in the repurchase offer dated February 11, 2009 with respect to the Eligible Option(s) indicated above. I acknowledge that I will be unable to revoke the election described in this Paper Election Form after the repurchase offer expires, which is currently scheduled to occur at midnight (PST) on March 11, 2009.

Signature of Holder:
Print Name:
Employee ID Number:
Home Telephone:
Date:
Address:

FAX OR EMAIL THIS ENTIRE PAPER ELECTION FORM TO STOCK ADMINISTRATION

NO LATER THAN MIDNIGHT, PACIFIC TIME, ON MARCH 11, 2009.

Fax to: (408) 486-2577

Email to: tenderoffer@nvidia.com

NVIDIA Corporation

2701 San Tomas Expressway

Santa Clara, California 95050

DELIVERY OF YOUR PAPER ELECTION FORM OTHER THAN VIA FACSIMILE OR EMAIL, OR TO A NUMBER OTHER THAN THE FACSIMILE NUMBER ABOVE, WILL NOT CONSTITUTE VALID DELIVERY.